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                                 CONSULTING AGREEMENT


                                          August 26, 1997

Messrs. Jay Kaplowitz, Wesley Fredericks,
 Arthur Marcus and Fredric Gruder
c/o Gersten, Savage, Kaplowitz, Fredericks & Curtin LLP
101 East 52nd Street, 9th Floor
New York, New York 10022

Dear Sirs:

          This is to set forth the terms on which Jay Kaplowitz, Wesley Fredericks, Arthur Marcus and Fredric Gruder (collectively, the "Consultants") have rendered consulting services to Alpha Hospitality Corporation ("Alpha"), a Delaware corporation, and Alpha's subsidiaries, which terms are as follows:

          1. The Consultants have provided consultation from time to time to Alpha's management and Board of Directors as they have from time to time reasonably request with respect to Alpha's strategic planning with respect to both financial and legal matters.

          2. In consideration for such services rendered, upon the execution of this consulting agreement, Alpha will pay the Consultants an aggregate of 36,000 shares of its common stock, to be issued as follows: 21,000 to Jay Kaplowitz, 6,000 to Wesley Fredericks, 6,000 to Arthur Marcus and 3,000 to Fredric Gruder.

          3. Any notices or other communications under or with regard to this Agreement must be in writing, and will be deemed given when delivered in person, when sent by facsimile transmission (promptly confirmed in writing sent by mail), or on the third business day after the date on which mailed, to the following addresses:

               If to the Consultant:
               C/o Gersten, Savage, Kaplowitz, Frederics & Curtin, LLP 101 East 52nd Street, 9th Floor
               New York, New York 10022
               Facsimile No.: (212)752-9713

               If to Alpha:

               Alpha Hospitality Corporation.
               12 East 49th Street, 24th Floor
               New York, New York 10017
               Attention: James A. Cutler
               Facsimile No.: (201) 567-8536


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Kaplowitz, Fredericks, Marcus and Gruder
August 26, 1997
Page 2


          4. Alpha agrees to cooperate Consultants with the prompt filing of a registration statement on Form S-8 including the shares being issued hereunder.

          5. This document contains the entire agreement between the Consultants and Alpha regarding the consulting arrangement which is the subject of this Agreement. This Agreement may be amended only by a document in writing signed by the Consultants and by Alpha.

          6. Neither this Agreement nor any right of either party under it may be assigned without the consent of the other party.

          7. This Agreement will be governed by, and construed under, the laws of the State of New York governing contracts made and to be performed entirely in the state.

          Please execute a copy of this document, which, when executed by the Consultants, will constitute a binding agreement between the Consultants and Alpha.

                              Very truly yours,
                              ALPHA HOSPITALITY CORPORATION


                              ---------------------------------
                              By:    James A. Cutler
                              Title:   Chief Financial Officer

AGREED TO AND ACCEPTED:



--------------------          -----------------------------------
Jay Kaplowitz                 Wesley Fredericks


--------------------          -----------------------------------
Arthur Marcus                 Fredric Gruder